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Exhibit 10.9

INDEMNITY AGREEMENT

        THIS INDEMNITY AGREEMENT, dated as of August    , 2005, is made by and between Treehouse Partners Corporation, a Delaware corporation (the "Company"), and [                        ] (the "Indemnitee"), an "Agent" (as hereinafter defined) of the Company.

RECITALS

        A.    The Company recognizes that competent and experienced persons are increasingly reluctant to serve as directors and officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

        B.    The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

        C.    The Company and Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of officers and directors;

        D.    The Company believes that it is unfair for its directors and officers and those serving other entities at the request of the Company to assume the risk of huge judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer acted in good faith;

        E.    The Company, after reasonable investigation, has determined that the liability insurance coverage presently available to the Company provides only limited protection and may not continue to be available at acceptable premium rates. The Company believes that the interests of the Company and its stockholders would best be served by a combination of such insurance (to the extent it remains reasonably available) and the indemnification by the Company of the directors and officers of the Company;

        F.     Section 145 of the General Corporation Law of Delaware ("Section 145"), under which the Company is organized, empowers the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provisions of Section 145 are not exclusive;

        G.    The Board of Directors has determined that contractual indemnification as set forth herein is not only reasonable and prudent but necessary to promote the best interests of the Company and its stockholders;

        H.    The Company desires and has requested the Indemnitee to serve or continue to serve the Company free from undue concern for claims for damages arising out of or related to such services to the Company; and

        I.     The Indemnitee is willing to serve, or to continue to serve, the Company, provided that he or she is furnished the indemnity provided for herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

        1.    Definitions

          (a)    Agent.    For purposes of this Agreement, "Agent" of the Company means any person (in all capacities in which such person is acting, has acted and will act) who is or was a director, officer, employee, fiduciary or other agent of the Company or who is or was serving at the request of the Company as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other enterprise.

          (b)    Change in Control.    For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (i) during any period of two (2) consecutive years after the date hereof, individuals who at the beginning of such period constitute the board of directors of the Company and any new director whose election by the board of directors or nomination for election by the Company's stockholders was approved by a vote of a least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (iii) or the stockholders of the Company approve a plan of complete liquidation and dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; provided, however, that a would-be Change in Control under (ii) herein which is approved and recommended in advance by the Company's board of directors shall not be deemed a Change in Control.

          (c)    Expenses.    For purposes of this Agreement, "Expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, attorneys' fees and related disbursements, other out-of-pocket costs and compensation for time spent by the Indemnitee for which he or she is not otherwise compensated by the Company or any third party), incurred by the Indemnitee in connection with either (i) the investigation, defense or appeal of or being a witness or otherwise participating in or preparing for a Proceeding or (ii) the establishment or enforcement of Indemnitee's right to indemnification under this Agreement, Section 145 or otherwise, including judgments, fines and amounts paid in settlement by or on behalf of Indemnitee.

          (d)    Other Enterprise.    For purposes of this Agreement, "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise tax assessed with respect to any employee benefit plans; and references to "serving at the request of the Company" shall include any service as a director, officer, employee, fiduciary or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, fiduciary or agent with respect to an employee benefit plan, its participants, or beneficiaries.

          (e)    Proceedings.    For the purposes of this Agreement, "Proceeding" means any investigation or any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever whether instituted by, or in the right of, the Company or by any other person or entity to which an Agent was or is a party or a witness or is otherwise involved or is threatened to be made a party or a witness or to be otherwise involved by reason of the fact that he or she is or was an Agent of the Company.

          (f)    Reviewing Party.    For purposes of this Agreement, "Reviewing Party" shall mean any appropriate person or body consisting of a member or members of the Company's board of directors or any other person or body selected hereunder (including Special Independent Counsel defined below) who is not a party to the particular Proceeding for which Indemnitee is seeking indemnification. If there has not been a Change in Control, the Reviewing Party shall be selected by the Company's board of directors. If there has been a Change in Control, the Reviewing Party shall be Special Independent Counsel.

          (g)    Special Independent Counsel.    For purposes of this Agreement, "Special Independent Counsel" shall mean counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld) and who has not, unless waived by the Company and Indemnitee, otherwise performed services for the Company or Indemnitee within the last ten (10) years. The Company agrees to pay the reasonable fees of the Special Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

          (h)    Voting Securities.    For purposes of this Agreement, "Voting Securities" shall mean any securities of the Company which vote generally in the election of directors.

        2.    Agreement to Serve.    The Indemnitee has served and agrees to continue to serve as an Agent of the Company, at its will (or under separate agreement, if such agreement exists), in all capacities Indemnitee currently serves or will serve as an Agent of the Company, so long as he or she is duly appointed or elected and qualified as such or until such time as he or she tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment of Indemnitee.

        3.    Basic Indemnity.

          (a)   The Company shall indemnify the Indemnitee if the Indemnitee is or was a witness or a party to or is threatened to be made a party to or is otherwise involved in any Proceeding brought by any person or entity to the fullest extent permitted by law as soon as practicable but in any event no later than fifteen (15) days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid or owing in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Proceeding.

          (b)   Notwithstanding anything in this Agreement to the contrary, (i) Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding (other than a claim for indemnification) initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Proceeding, (ii) the obligations of the Company under Section 3(a) shall be subject to the condition that the Reviewing Party shall not have determined in a writing stating the reasons therefor that Indemnitee would not be permitted to be indemnified under applicable law, and (iii) the obligation of the Company to make an Expense Advance pursuant to Section 6 shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

          (c)   If the Reviewing Party determines that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law (such determination to be made by the Reviewing Party independent of any position of the Company on any aspect of the indemnification including but not limited to the appropriateness of the amount of any settlement), Indemnitee shall have the right to commence litigation in any court, in the States of Delaware or New York or the State(s) of Indemnitee's residence or employment, having subject matter jurisdiction thereof, and in which venue is proper, seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

          (d)   In addition, notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement:

            (a)   on account of any claim against Agent solely for an accounting of profits made from the purchase or sale by Agent of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

            (b)   on account of Agent's conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

            (c)   on account of Agent's conduct that is established by a final judgment as constituting a breach of Agent's duty of loyalty to the Company or resulting in any personal profit or advantage to which Agent was not legally entitled; or

            (d)   if indemnification is not lawful (and, in this respect, both the Company and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication).

        4.    Indemnification at Option of the Company.    Notwithstanding any other provision of this Agreement, the Company may, in specific cases, provide Indemnitee with full or partial indemnification if the Board of Directors finds it appropriate and such indemnification is not then prohibited by law.

        5.    Partial Indemnity Etc.    If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Proceeding but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

        6.    Advancement of Expenses.    The Company shall advance all Expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding for which the Indemnitee is entitled to indemnification hereunder (each an "Expense Advance"). Expense Advances to be made hereunder shall be paid by the Company to or on behalf of the Indemnitee within fifteen (15) days following delivery of a written demand therefor by the Indemnitee to the Company.

        7.    Notice and Other Indemnification Procedures.

          (a)   Promptly after receipt by the Indemnitee of notice of the commencement, or the threat of commencement, of any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof. The failure to so notify the Company shall not affect the Company's obligation to indemnify the Indemnitee otherwise than under this Agreement.

          (b)   The Company shall indemnify Indemnitee against any and all expenses (including attorneys' fees) and, if requested by Indemnitee, shall, within fifteen (15) days of such request, advance such expenses to Indemnitee which are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for indemnification hereunder or advance payment of Expenses by the Company under this Agreement (or any other agreement or the Company's Certificate of Incorporation or By-Laws now or hereafter in effect) relating to Proceedings, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

          (c)   For purposes of this Agreement, the termination of any claim, action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

        8.    Insurance.    The Company may, but is not obligated to, obtain directors' and officers' liability insurance ("D&O Insurance") as may be or became available with respect to which the Indemnitee is named as an insured. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to indemnify the Indemnitee for expenses, judgments, fines or penalties which have been paid directly to the Indemnitee by D&O Insurance. If the Company has D&O Insurance in effect at the time the Company receives from the Indemnitee any notice of the commencement of a Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policy.

        9.    Settlement.    The Company shall have no obligation under this Agreement to indemnify the Indemnitee for any amounts paid in settlement of any Proceeding effected without the Company's prior written consent. The Company shall not settle any claim in which it takes the position that the Indemnitee is not entitled to indemnification in connection with such settlement without the prior written consent of the Indemnitee, nor shall the Company settle any Proceeding in any manner which would impose any fine or any obligation on the Indemnitee, without the Indemnitee's prior written consent. Neither the Company nor the Indemnitee shall unreasonably withhold such consent to any proposed settlement; provided, however, that the Indemnitee shall not be obligated to consent to any proposed settlement unless in connection with such settlement the Indemnitee shall be fully released from all liability with respect to the relevant Proceeding either because such Proceeding was settled without liability to the Indemnitee or, if the Indemnitee shall have any liability with respect to such

Proceeding, the Indemnitee shall be fully indemnified hereunder from all Expenses resulting from such Proceeding and/or shall receive payment in the amount of such Expenses pursuant to D&O Insurance.

        10.    Nonexclusivity.    The provisions for indemnification and advance of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Certificate of Incorporation (as amended or restated from time to time) or Bylaws, in any court in which a proceeding is brought, the vote of the Company's stockholders or disinterested directors, other agreements or otherwise, both as to action in his or her official capacity and to action in another capacity while an Agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an Agent of the Company. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.

        11.    Subrogation.    In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

        12.    Period of Limitations.    No legal action shall be brought and no cause of action shall be asserted (including causes of action accruing prior to the date of this Agreement) by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

        13.    Termination.    This Agreement may be terminated by either party by giving the other three months' written notice. The Indemnitee's discontinuance to serve as a director of the Company shall work an automatic termination of this Agreement. No termination of this Agreement, automatic or otherwise, shall nullify any of the rights and obligations of either Indemnitee or the Company hereunder in respect of any matter occurring prior to the effective date of termination.

        14.    Severability.    If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

        15.    Modification and Waiver.    No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        16.    Successors and Assigns.    The terms of this Agreement shall bind, and shall inure to the benefit of, the heirs, administrators, successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) and assigns of the parties hereto.

        17.    Notice.    All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date, or (iii) if by facsimile transmission, upon receipt of a clear transmission report. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

        18.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

        19.    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement.

        20.    Exclusive Agreement.    Except as expressly set forth herein, this Agreement shall supersede and replace in its entirety any prior written or oral agreement between the Company and the Indemnitee with regard to the subject matter hereof.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TREEHOUSE PARTNERS CORPORATION
By:
	Name:	Robert J. Majteles
	Title:	President
[ ]

Name:
Address:

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  Exhibit 10.9